UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

NEW ERA ENERGY & DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42433	99-3749880
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX 79701
(Address of principal executive office and Zip Code)

(432) 695-6997
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 10, 2026, the Company issued 893,724 shares of common stock, par value $0.0001 per share (“common stock”), to SharonAI, Inc. (“SharonAI”) pursuant to the previously reported Membership Interest Purchase Agreement (the “Purchase Agreement”), dated January 16, 2026, by and between the Company and SharonAI, Inc. The Purchase Agreement entitles SharonAI to receive the number of shares of common stock equaling the difference in value between the shares of common stock issued to SharonAI on March 31, 2026, and the shares of common stock that SharonAI would have received if the Company’s underwritten public offering that closed on April 10, 2026 (the “Offering”) had occurred prior to March 31, 2026.

On April 10, 2026, the Company issued 1,522,389 shares of common stock to Zachary Yi Zhou pursuant to the previously reported Amended and Restated Promissory Note (the “Note”), dated as of April 6, 2026, by and between the Company and Mr. Zhou. The Note matured at the closing of a Qualified Equity Financing (as defined in the Note), as to which the Offering qualifies.

The shares of common stock were issued to each of SharonAI and Mr. Zhou upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Special Meeting Postponement

As previously disclosed, on January 16, 2026, pursuant to the Purchase Agreement, the Company acquired SharonAI’s equity interests in Texas Critical Data Centers LLC, a Delaware limited liability company and 50/50 joint venture of the Company and SharonAI, for an aggregate purchase price of $70 million, of which (a) $10 million is payable in cash, (b) $10 million is payable in equity securities upon the earlier of March 31, 2026, and the Company’s next equity financing transaction, and (c) $50 million is payable in the form of a senior secured convertible promissory note (the “Convertible Note”). On March 31, 2026, the Company paid SharonAI $9.85 million in cash and issued to SharonAI 2,091,351 shares of common stock. On April 10, 2026, the Company issued 893,724 shares of common stock to SharonAI. The entirety of the acquisition consideration is subject to a 19.99% issuance cap (the “Share Cap”) and stockholder approval is needed to issue any shares of the Company’s common stock above the Share Cap.

On March 16, 2026, the Company filed the definitive proxy statement (the “Proxy Statement”) for the solicitation of proxies in connection with the Special Meeting of its Stockholders (the “Special Meeting”) to approve proposals related to the issuance of shares of common stock in excess of the Share Cap. The Special Meeting was originally scheduled to be held on April 15, 2026, at 10:00 a.m. Eastern Time, via live webcast and by teleconference. The Company has decided to postpone the Special Meeting to allow additional time for the Company to supplement disclosure in the Proxy Statement to provide information with respect to certain events since the filing and mailing of the Proxy Statement, which supplemental disclosure will be included in a supplement to the Proxy Statement filed by the Company. There is no change to the purpose or any of the proposals to be acted upon at the Special Meeting.

The Special Meeting will now be held on April 16, 2026, at 10:00 a.m. Eastern Time, via live webcast and by teleconference, using the following information:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

The record date for the Special Meeting remains March 3, 2026 (the “Record Date”), and all of the Company’s stockholders as of the Record Date are entitled to vote at the Special Meeting. Stockholders of the Company who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by stockholders will continue to be valid for purposes of the postponed Special Meeting.

If you have any questions or need assistance voting your shares, please call us at (432) 695-6997 or our proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565. More details about the proposals to be voted upon at the Special Meeting can be found in the Proxy Statement, which is available at www.sec.gov.

Convertible Note Prepayment

On April 10, 2026, the Company delivered written notice to SharonAI of its irrevocable election to prepay all of the Convertible Note on April 24, 2026. SharonAI has the option to convert up to 20% of the Convertible Note into shares of common stock by delivering written notice to the Company on or before April 17, 2026. The Company will pay cash for the unconverted portion of the Convertible Note (which will be at least 80% of the principal of the Convertible Note).

Shares Issued and Outstanding

As a result of the issuance of shares of common stock in the Offering (assuming the underwriters do not exercise their option to purchase additional shares) and to SharonAI and Mr. Zhou, the number of shares of common stock issued and outstanding as of April 10, 2026 is 93,522,797.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 10, 2026.
EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: April 10, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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